Exhibit 10.1

FIRST AMENDMENT TO LULU’S FASHION LOUNGE HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT

This First Amendment to Lulu’s Fashion Lounge Holdings, Inc. 2021 Equity Incentive Plan Stock Option Agreement (this “Amendment”), dated effective as of February 13, 2023, is made by and between Lulu’s Fashion Lounge Holdings, Inc. (the “Company”), and David W. McCreight (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company and the Optionee entered into that certain Stock Option Agreement (the “Option Agreement”), dated April 19, 2021 (the “Grant Date”), pursuant to which the Optionee was granted an option (the “Option”) to purchase three hundred twenty-two thousand seven hundred ninety-three (322,793) Shares of the Company’s common stock;

WHEREAS, the Optionee has agreed to voluntarily forfeit all of the Options that have not vested on the effective date of this Amendment.

WHEREAS, the Company has agreed to extend the period Optionee has to exercise his vested Options upon Optionee’s Termination of Service for any reason other than Cause; and

WHEREAS, the parties deem it to be in the best interests of the Company and the Optionee to amend the terms of the Option Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.            Capitalized Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Option Agreement.

2.            Amendment of Section 2.4(a). Section 2.4(a) of Appendix A to Option Agreement is hereby deleted in its entirety and replaced with the following language:

“(a)         The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)	The Final Expiration Date;

(ii)	Except for such longer time as the Administrator may otherwise approve, three (3) years following the Optionee’s Termination of Service for any reason other than Cause, death or disability;

(iii)	Except as the Administrator may otherwise approve, (A) the Optionee’s Termination of Service for Cause or (B) a Covenant Breach; or

(iv)	Except for such longer period of time as the Administrator may otherwise approve, twelve (12) months following the Optionee’s Termination of Service by reason of the Optionee’s death or Disability.”

3.            Ratification. Except as amended by this Amendment, all of the terms and conditions of the Option Agreement shall continue unmodified and shall remain in full force and effect.

4.            Modification. This Amendment may not be modified or amended except in a writing signed by the parties hereto.

5.            Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.

COMPANY:

LULU’S FASHION LOUNGE HOLDINGS, INC.

By:	/s/ Evan Karp
Name:	Evan Karp
Title:	Board Chair and Director

OPTIONEE:

/s/ David McCreight
David W. McCreight

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